Bear Stearns ARM Trust

Mortgage Pass-Through Certificates, Series 2005-12

Computational Materials: Preliminary Term Sheet

New Issue Marketing Materials

$527,775,500 (Approximate)

Bear Stearns ARM Trust

Mortgage Pass-Through Certificates, Series 2005-12

Wells Fargo Bank, N.A.

Master Servicer

EMC Mortgage Corporation

Mortgage Loan Seller

Structured Asset Mortgage Investments II Inc.

Depositor

Bear, Stearns & Co. Inc.

Sole and Lead Underwriter

All statistical Information is preliminary and based upon Information as of November 1, 2005.

December 13, 2005

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976 December 13, 2005

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Bear Stearns ARM Trust

Mortgage Pass-Through Certificates, Series 2005-12

Computational Materials: Preliminary Term Sheet

STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/sami or visit the following website: “www.bearstearns.com/prospectus/sami” for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976 December 13, 2005

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Bear Stearns ARM Trust

Mortgage Pass-Through Certificates, Series 2005-12

Computational Materials: Preliminary Term Sheet

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein.  Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information.  Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed.  Performance results are based on mathematical models that use inputs to calculate results.  As with all models, results may vary significantly depending upon the value given to the inputs.  Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments),  interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data,  reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements).  Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce.  Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current.  Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid  and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976 December 13, 2005

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Bear Stearns ARM Trust

Mortgage Pass-Through Certificates, Series 2005-12

Computational Materials: Preliminary Term Sheet

$527,775,500 (approx)

Bear Stearns ARM Trust

Mortgage Pass-Through Certificates, Series 2005-12,

Hybrid ARM Mortgage Loans

Class	Certificate Size (1)	Expected Ratings	Credit Enhance %age (2)	Interest Rate Type	Collateral Type	Certificate Type
Offered Certificates
I-A-1	$128,497,000	AAA/Aaa	10.80%	WAC (3)	3-Yr. Hybrid	Group I Super Senior PT
I-A-2	$7,779,000	AAA/Aa1	5.40%	WAC (3)	3-Yr. Hybrid	Group I Senior Support PT
II-A-1	$283,065,000	AAA/Aaa	10.80%	WAC (4)	5-Yr. Hybrid	Group II Super Senior PT
II-A-2	$17,136,000	AAA/Aa1	5.40%	WAC (4)	5-Yr. Hybrid	Group II Senior Support PT
III-A-1	$118,110,000	AAA/Aaa	10.80%	WAC (5)	10-Yr. Hybrid	Group III Super Senior PT
III-A-2	$7,150,000	AAA/Aa1	5.40%	WAC (5)	10-Yr. Hybrid	Group III Senior Support PT
B-1	$11,578,000	AA/Aa2	3.45%	WAC (6)	Total Portfolio	Crossed Subordinate
B-2	$8,017,000	A/A2	2.10%	WAC (6)	Total Portfolio	Crossed Subordinate
B-3	$3,859,000	BBB/Baa2	1.45%	WAC (6)	Total Portfolio	Crossed Subordinate
Non-Offered Certificates
B-4	$3,563,000	BB/NR	0.85%	WAC (6)	Total Portfolio	Crossed Subordinate
B-5	$2,672,000	B/NR	0.40%	WAC (6)	Total Portfolio	Crossed Subordinate
B-6	$2,378,238	NR/NR	0.00%	WAC (6)	Total Portfolio	Crossed Subordinate

(1)	The Certificate Sizes are approximate and subject to a +/- 10% variance.

(2)	The Credit Enhancement percentages are preliminary and are subject to change based upon the final pool as of the Cut-off Date and rating agency analysis.

(3)

The Class I-A-1 and Class I-A-2 Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group I Mortgage Loans. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 5.480%.

(4)

The Class II-A-1 and Class II-A-2 Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group II Mortgage Loans. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 5.379%.

(5)

The Class III-A-1 and Class III-A-2 Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group III Mortgage Loans. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 5.490%.

(6)

The Class B Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the weighted average of the Net Rates of the Mortgage Loans in each Mortgage Loan Group weighted in proportion to the results of subtracting from the aggregate principal balance of each Mortgage Loan Group the Class Principal Balance of the related Classes of Senior Certificates. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 5.428%.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976 December 13, 2005

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Bear Stearns ARM Trust

Mortgage Pass-Through Certificates, Series 2005-12

Computational Materials: Preliminary Term Sheet

Collateral Description:

As of November 1, 2005, the aggregate principal balance of the Mortgage Loans described herein is approximately $594 million. The Mortgage Loans are conventional, adjustable rate One-Year LIBOR indexed mortgage loans with initial rate adjustments occurring three, five, and ten years after the date of origination (“Hybrid ARMs”), divided into three loan groups. The Mortgage Loans are secured by first liens on one- to four-family residential properties. Approximately 83% (by principal balance) of the loans require for payments of interest only for a term equal to the initial fixed period or 120 months of the mortgage loan. After such interest only period, such mortgage loans will fully amortize over their remaining term. The remaining mortgage loans fully amortize over their original term (generally 30 years).

Below is a further summary of the collateral characteristics of the Mortgage Loans.

MLG	% of Pool	Gross WAC	Net WAC	WAM (mos.)	Gross Margin	Net Margin	Initial Cap	Period Cap	Max Rate	Mos to Roll
Group I	24.26%	5.773%	5.480%	356	2.265%	1.972%	2.053%	1.890%	11.775%	32
Group II	53.44%	5.685%	5.379%	356	2.334%	2.028%	4.946%	1.798%	10.937%	56
Group III	22.30%	5.759%	5.490%	357	2.488%	2.219%	5.000%	2.000%	11.063%	117
Totals:	100.00%	5.736%	5.437%	357	2.352%	2.057%	4.212%	1.865%	11.169%	64

Prepayment Penalty Table*

Group	No PrePay	6 Months or Less	7 Months to 12 Months	24 Months	30 Months	36 Months	42 Months	60 Months
Group I	92.20%	92.20%	1.87%	0.00%	0.00%	3.97%	0.00%	1.96%
Group II	95.22%	95.22%	3.04%	0.00%	0.00%	1.59%	0.00%	0.15%
Group III	97.56%	97.56%	0.00%	0.00%	0.17%	1.68%	0.00%	0.00%
Total	95.01%	95.01%	2.08%	0.00%	0.17%	2.19%	0.00%	0.56%

*The Prepayment Penalties are generally soft, therefore borrowers will not be required to pay the penalty if house is sold.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976 December 13, 2005

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Bear Stearns ARM Trust

Mortgage Pass-Through Certificates, Series 2005-12

Computational Materials: Preliminary Term Sheet

Interest Only Table

Group	No IO	36 Months	42 Months	60 Months	120 Months
Group I	12.86%	77.17%	0.00%	3.10%	6.87%
Group II	15.87%	0.00%	0.00%	67.12%	17.01%
Group III	23.72%	0.00%	0.00%	0.00%	76.28%
Total	16.89%	18.72%	0.00%	36.62%	27.77%

NOTE: the information related to the Mortgage Loans described herein reflects information as of November 1, 2005. It is expected that on or prior to the Closing Date, scheduled and unscheduled principal payments will reduce the principal balance of the Mortgage Loans as of the Cut-off Date and may cause a decrease in the aggregate principal balance of the Mortgage Loans, as reflected herein, of up to 10%. Consequently, the initial principal balance of any of the Offered Certificates by the Closing Date is subject to a decrease of up to 10% from amounts shown on the front cover hereof.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976 December 13, 2005

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Bear Stearns ARM Trust

Mortgage Pass-Through Certificates, Series 2005-12

Computational Materials: Preliminary Term Sheet

Depositor:	Structured Asset Mortgage Investments II Inc.

Seller:	EMC Mortgage Corporation.

Originators:

The Mortgage Loans were originated by 32.59% Countrywide, 18.99% Wells Fargo, 15.12% HSBC Mortgage, 13.21% Resource Bancshares, 12.05% HomeBanc, and seven other originators that are each under 3% of the pool.

Underlying Servicers:	The Mortgage Loans will be serviced by 32.59% Countrywide, 17.30% EMC, 15.12% HSBC, 12.05% HomeBanc, 18.99% Wells Fargo, and 5 other servicers that are each under 2% of the pool.

Custodian:	Wells Fargo Bank, National Association.

Underwriter:	Bear, Stearns & Co. Inc.

Cut-off Date:	December 1, 2005.

Closing Date:	December 30, 2005.

Rating Agency:

Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. and Moody’s Investors Service. The offered certificates will be rated by two of the three rating agencies. The rating agencies include Standard & Poor’s (“S&P”), Moody’s Investors Service (“Moody’s”) and/or Fitch Ratings (“Fitch”).

Legal Structure:	REMIC.

Optional Clean-Up Call:

The Depositor, or its designee, may purchase all the loans in the trust after the scheduled principal balance of the mortgage loans remaining in the trust has been reduced to less than 10% of the scheduled principal balance of the mortgage loans as of the Cut-off Date, thereby causing termination and early retirement of the certificates.

Distribution Date:	25th day of each month (or the next business day), commencing on January 25, 2006.

Last Scheduled Distribution Date:	December 25, 2035

Statistical Calculation Date:	November 1, 2005

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976 December 13, 2005

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Bear Stearns ARM Trust

Mortgage Pass-Through Certificates, Series 2005-12

Computational Materials: Preliminary Term Sheet

Certificates:

The trust will issue the Class A, Class R-I Certificates and Class R-II Certificates, which also referred to collectively herein as the Senior Certificates. The trust will also issue Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, which sometimes referred to herein as the Subordinate Certificates. The certificates will represent interests principally in the loan group set forth in the table above.

Offered Certificates:	The Class 1-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class B-1, Class B-2 and Class B-3 Certificates.

Non-Offered Certificates:	The Class B-4, Class B-5 and Class B-6 Certificates.

Remittance Type:	Scheduled/Scheduled.

Registration:	The Offered Certificates will be available in book-entry form through DTC, Clearstream and Euroclear.

ERISA Considerations:

The Offered Certificates are expected to be eligible for purchase by ERISA plans. A fiduciary of any benefit plan should very carefully review with its legal advisors whether the purchase or holding of any Certificates to a transaction prohibited or not otherwise permissible under ERISA.

SMMEA Eligibility:	The Offered Certificates, other than the Class are expected to constitute “mortgage related securities” for purposes of SMMEA.

Denominations:	The Offered Certificates are issuable in minimum denominations of an original amount of $100,000 and multiples of $1,000 in excess thereof.

Record Date:	With respect to the Certificates and any Distribution Date, the last day of the prior calendar month.

Delay Days:	With respect to the Certificates, 24 days.

Interest Accrual Period:

The Interest Accrual Period on the Certificates and any Distribution Date, the one-month period preceding the month in which such distribution date occurs prior to such Distribution Date. Distributions of interest on the certificates will be based on a 360-day year and a 30 day month.

Prepayment Period:

The Prepayment Period with respect to any Distribution Date is the period commencing on the 16th day of the month prior to the month in which the related Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs.

Compensating Interest:

On each Distribution Date, the related Servicer is required to pay Compensating Interest up to the amount of the Servicing Fee to cover prepayment interest shortfalls due to partial and/or full prepayments on the mortgage loans that occurred during the Prepayment Period.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976 December 13, 2005

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Bear Stearns ARM Trust

Mortgage Pass-Through Certificates, Series 2005-12

Computational Materials: Preliminary Term Sheet

Advancing Obligation:	The related Servicer is obligated to advance delinquent mortgagor payments through the date of liquidation of an REO property to the extent deemed recoverable.

Prepayment Assumption:	A 100% prepayment assumption assumes that the outstanding principal balance of the Mortgage Loans prepays at a constant prepayment rate (“CPR”) of 25% in every month of the life of such pool.

Servicing Fee:

With respect to each mortgage loan, a fee that accrues at the Servicing Fee Rate on the same principal balance on which the interest on the mortgage loan accrues for the calendar month. The Weighted Average Servicing Fee Rate for the pool of mortgage loans is 0.295% per annum.

Underwriting Standards:	The mortgage loans were underwritten to the guidelines of the Originator as more fully described in the term sheet supplement.

Credit Enhancement:

Credit Enhancement for the certificates will be provided by a senior/subordinate shifting interest structure. The Subordinate Certificates provide credit support for the Senior Certificates and other Subordinate Certificates with a lower class designation.

Cash-Flow Description:

Distributions on the certificates will be made on the 25th day of each month (or next business day), beginning in January 2006. The payments to the certificates, to the extent of available funds, will be made according to the following priority:

Available Funds:

1)   Payment of interest to the holders of the Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1 and Class III-A-2 Certificates at a rate equal to their respective Pass-Through Rates (as described on the cover page hereof);

2)   Payment of principal to the holders of the Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1 and Class III-A-2 Certificates pro rata in an amount equal to their respective loan group’s Senior Optimal Principal Amount; and

3)   Payment of interest and principal sequentially to the Class B Certificates in order of their numerical class designations, beginning with the Class B-1 Certificates, so that each such Class shall receive (a) interest at a rate equal to the Pass-Through Rate (as described on page 2 hereof), and (b) such class’s allocable share of principal distributions for such distribution date, in each case, to the extent of the remaining available funds for each loan group as described in the term sheet supplement.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976 December 13, 2005

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Bear Stearns ARM Trust

Mortgage Pass-Through Certificates, Series 2005-12

Computational Materials: Preliminary Term Sheet

Shifting Interest:

The Senior Certificates (except for the Interest Only Certificates) will be entitled to receive 100% of the prepayments on the mortgage loans up to and including December 2012. The Senior Prepayment Percentage can be reduced to the Senior Percentage plus 70%, 60%, 40%, 20% and 0% of the Subordinate Percentage over the next five years provided that (i) the principal balance of the mortgage loans 60 days or more delinquent, averaged over the last 6 months, as a percentage of the Current Principal Amount of the related Subordinate Certificates does not exceed 50% and (ii) cumulative realized losses for the mortgage loans do not exceed 30%, 35%, 40%, 45% or 50% of the Original Principal Amount of the Subordinate Certificates for each test date.

Notwithstanding the foregoing, if after 3 years the current Subordinate Percentage is equal to two times the initial Subordinate Percentage and (i) the principal balance of the mortgage loans 60 days or more delinquent, averaged over the last 6 months, as a percentage of the Current Principal Amount of the Subordinate Certificates does not exceed 50% and (ii) cumulative realized losses for the mortgage loans do not exceed a) on or prior to December 2008, 20% of the Original Principal Amount of the Subordinate Certificates or b) after December 2008, 30% of the Original Principal Amount of the Subordinate Certificates, then prepayments will be allocated on a pro rata basis.

If doubling occurs prior to the third anniversary and the above delinquency and loss tests are met, then 50% of the subordinate prepayment percentage can be allocated to the subordinate classes.

Allocation of Losses:

Realized Losses on the Mortgage Loans will be allocated to the most junior class of Certificates outstanding beginning with the Class B-6 Certificates until the Certificate Principal Balance of each Subordinate Class has been reduced to zero.

Thereafter, Realized Losses on the Group I Mortgage Loans will be allocated first to the Class I-A-2 Certificates until zero and then to the Class I-A-1 Certificates, Realized Losses on the Group II Mortgage Loans will be allocated first to the Class II-A-2 Certificates until reduced to zero and then to the Class II-A-1 Certificates, Realized Losses on the Group III Mortgage Loans will be allocated first to the Class III-A-2 Certificates until reduced to zero and then to the Class III-A-1 Certificates.

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976 December 13, 2005

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Bear Stearns ARM Trust

Mortgage Pass-Through Certificates, Series 2005-12

Computational Materials: Preliminary Term Sheet

Contact Information

MBS Trading

Paul Van Lingen	Tel: (212) 272-4976
Managing Director Principal	pvlingen@bear.com

Mark Michael	Tel: (212) 272-5451
Managing Director	mmichael@bear.com

MBS Structuring

Derek Schaible	Tel: (212) 272-1319
dschaible@bear.com

MBS Banking

Diana Cerchio	Tel: (212) 272-7073
Vice President	dcerchio@bear.com

David Rush	Tel: (212) 272-1230
Analyst	drush1@bear.com

Syndicate

Carol Fuller	Tel: (212) 272-4955
Managing Director	cfuller@bear.com

Angela Ward	Tel: (212) 272-4955
Vice-President	award@bear.com

Rating Agencies

Mike McCormick– S&P	Tel: (212) 438-1937
Michael_mccormick@standardandpoors.com

Karen Ramallo – Moody’s	Tel: (212) 553-0370
Karen.Ramallo@moodys.com

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976 December 13, 2005

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Principal Balances of the Mortgage Loans at Origination

Original Principal Balance ($)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	100,000	53	$4,528,787	0.76%
100,001	-	200,000	333	49,805,005	8.39
200,001	-	300,000	217	53,781,249	9.06
300,001	-	350,000	71	22,898,601	3.86
350,001	-	400,000	177	67,197,203	11.32
400,001	-	450,000	158	67,288,915	11.33
450,001	-	500,000	161	76,876,298	12.95
500,001	-	550,000	107	56,000,892	9.43
550,001	-	600,000	67	38,521,163	6.49
600,001	-	650,000	81	50,576,146	8.52
650,001	-	700,000	19	12,783,236	2.15
700,001	-	800,000	36	26,902,177	4.53
800,001	-	900,000	24	20,628,903	3.47
900,001	-	1,000,000	28	27,246,313	4.59
1,000,001	-	1,100,000	1	1,100,000	0.19
1,100,001	-	1,200,000	1	1,200,000	0.20
1,300,001	-	1,400,000	1	1,391,650	0.23
1,400,001	-	1,500,000	3	4,491,619	0.76
1,500,001	or	greater	5	10,586,079	1.78
Total			1,543	$593,804,238	100.00%

Minimum Original Principal Balance:	$45,519
Maximum Original Principal Balance:	$3,310,000
Average Original Principal Balance:	$386,191

Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date

Scheduled Principal Balance ($)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	100,000	55	$4,663,126	0.79%
100,001	-	200,000	333	49,985,634	8.42
200,001	-	300,000	218	53,994,050	9.09
300,001	-	350,000	72	23,451,301	3.95
350,001	-	400,000	177	67,380,881	11.35
400,001	-	450,000	157	66,971,266	11.28
450,001	-	500,000	160	76,461,348	12.88
500,001	-	550,000	107	56,219,344	9.47
550,001	-	600,000	68	39,121,163	6.59
600,001	-	650,000	79	49,826,146	8.39
650,001	-	700,000	19	12,783,236	2.15
700,001	-	800,000	35	26,302,177	4.43
800,001	-	900,000	24	20,628,903	3.47
900,001	-	1,000,000	28	27,246,313	4.59
1,000,001	-	1,100,000	1	1,100,000	0.19
1,100,001	-	1,200,000	1	1,200,000	0.20
1,300,001	-	1,400,000	1	1,391,650	0.23
1,400,001	-	1,500,000	3	4,491,619	0.76
1,500,001	or	greater	5	10,586,079	1.78
Total			1,543	$593,804,238	100.00%

Minimum Scheduled Principal Balance:	$34,650
Maximum Scheduled Principal Balance:	$3,310,000
Average Scheduled Principal Balance:	$384,837

Mortgage Rates of the Mortgage Loans as of the Cut-off Date

Mortgage Interest Rates (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
3.750	-	3.999	1	$750,000	0.13%
4.250	-	4.499	2	1,091,938	0.18
4.500	-	4.749	16	5,773,820	0.97
4.750	-	4.999	37	21,046,006	3.54
5.000	-	5.249	80	39,936,619	6.73
5.250	-	5.499	202	93,958,580	15.82
5.500	-	5.749	299	123,218,410	20.75
5.750	-	5.999	399	150,417,752	25.33
6.000	-	6.249	198	64,410,218	10.85
6.250	-	6.499	149	42,607,871	7.18
6.500	-	6.749	79	25,441,350	4.28
6.750	-	6.999	54	15,374,624	2.59
7.000	-	7.249	18	6,056,855	1.02
7.250	-	7.499	2	1,058,620	0.18
7.500	-	7.749	5	2,058,505	0.35
7.750	-	7.999	2	603,068	0.10
Total			1,543	$593,804,238	100.00%

Minimum Mortgage Rate:	3.875%
Maximum Mortgage Rate:	7.875%
Weighted Average Mortgage Rate:	5.723%

Original Loan-to-Value Ratios*

Original Loan-to-Value Ratios (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.00	-	30.00	6	$2,097,226	0.35%
30.01	-	40.00	10	5,010,293	0.84
40.01	-	50.00	29	13,623,880	2.29
50.01	-	55.00	25	9,610,256	1.62
55.01	-	60.00	33	15,670,920	2.64
60.01	-	65.00	52	28,730,251	4.84
65.01	-	70.00	110	48,980,675	8.25
70.01	-	75.00	99	46,016,996	7.75
75.01	-	80.00	1,059	389,283,861	65.56
80.01	-	85.00	10	3,711,648	0.63
85.01	-	90.00	58	18,083,391	3.05
90.01	-	95.00	46	11,928,625	2.01
95.01	-	100.00	6	1,056,218	0.18
Total			1,543	$593,804,238	100.00%

Weighted Average Original Loan-to-Value:	75.83%

*Original Loan to value ratios are calculated by taking the Original Principal Balance and dividing by the lesser of the original appraised value and sales price of the property.

Geographic Distribution* of the Mortgage Properties

Geographic Distribution	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Alabama	12	$2,826,738	0.48%
Arizona	34	13,649,103	2.30
Arkansas	3	1,391,373	0.23
California	412	214,043,627	36.05
Colorado	31	9,916,643	1.67
Connecticut	5	1,681,278	0.28
Delaware	1	542,624	0.09
District of Columbia	2	923,180	0.16
Florida	281	81,043,474	13.65
Georgia	171	37,749,609	6.36
Hawaii	4	2,555,671	0.43
Idaho	2	1,238,074	0.21
Illinois	49	15,464,685	2.60
Indiana	6	2,123,105	0.36
Iowa	1	553,664	0.09
Kansas	2	593,051	0.10
Kentucky	3	1,184,533	0.20
Louisiana	1	188,404	0.03
Maine	3	779,086	0.13
Maryland	60	23,975,068	4.04
Massachusetts	46	18,838,970	3.17
Michigan	23	8,290,302	1.40
Minnesota	45	12,712,860	2.14
Mississippi	1	720,000	0.12
Missouri	17	3,318,501	0.56

Montana	1	552,000	0.09
Nebraska	1	279,263	0.05
Nevada	32	13,221,820	2.23
New Hampshire	4	1,439,182	0.24
New Jersey	25	12,684,114	2.14
New York	29	15,400,721	2.59
North Carolina	34	10,664,790	1.80
Ohio	23	7,487,190	1.26
Oregon	5	2,542,945	0.43
Pennsylvania	9	2,810,437	0.47
Rhode Island	2	610,244	0.10
South Carolina	8	5,521,454	0.93
Tennessee	7	1,732,127	0.29
Texas	12	5,502,562	0.93
Utah	15	4,200,743	0.71
Vermont	4	1,622,191	0.27
Virginia	78	35,149,025	5.92
Washington	27	13,034,144	2.20
Wisconsin	11	2,505,664	0.42
Wyoming	1	540,000	0.09
Total	1,543	$593,804,238	100.00%

*No more than approximately 0.56% of the Mortgage Loans by Scheduled Principal Balance will be secured by properties located in any one zip code area.

Credit Scores as of the Date of Origination of the Mortgage Loans

Range of Credit Scores			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	0	4	$1,676,519	0.28%
575	-	599	1	376,000	0.06
620	-	639	14	6,033,359	1.02
640	-	659	45	13,938,705	2.35
660	-	679	143	51,110,553	8.61
680	-	699	203	68,575,509	11.55
700	-	719	232	92,909,718	15.65
720	-	739	255	106,261,681	17.90
740	-	759	217	86,000,500	14.48
760	-	779	205	81,886,867	13.79
780	-	799	167	64,431,365	10.85
800	-	819	57	20,603,462	3.47
Total			1,543	$593,804,238	100.00%

Weighted Average Credit Score:	731

Property Types of the Mortgage Properties

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2-4 Family	27	$10,000,406	1.68%
CO-OP	1	748,273	0.13
Condominium	234	74,923,419	12.62
PUD	424	160,158,727	26.97
Single Family	854	347,428,151	58.51
Townhouse	3	545,262	0.09
Total	1,543	$593,804,238	100.00%

Occupancy Status of Mortgage Properties

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Investor	146	$28,462,158	4.79%
Owner Occupied	1,291	520,925,463	87.73
Second Home	106	44,416,617	7.48
Total	1,543	$593,804,238	100.00%

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Cash Out Refinance	273	$103,353,756	17.41%
Purchase	1,112	421,302,464	70.95
Rate/Term Refinance	158	69,148,018	11.64
Total	1,543	$593,804,238	100.00%

Documentation Type of the Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Full/Alternative	676	$266,186,782	44.83%
Limited	4	1,680,343	0.28
No Documentation	79	18,327,595	3.09
No Ratio	32	8,829,373	1.49
Prefered	256	132,147,202	22.25
Stated Income	468	155,317,054	26.16
Stated/Stated	28	11,315,891	1.91
Total	1,543	$593,804,238	100.00%

Original Terms to Stated Maturity of the Mortgage Loans

Original Term	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
240 Months	1	$186,500	0.03%
347 Months	1	630,367	0.11
360 Months	1,541	592,987,371	99.86
Total	1,543	$593,804,238	100.00%

Minimum Original Term to Stated Maturity:	240
Maximum Original Term to Stated Maturity:	360
Weighted Average Original Term to Stated Maturity:	360

Remaining Terms to Stated Maturity of the Mortgage Loans

Stated Remaining Term	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
180-239 Months	1	$186,500	0.03%
300-359 Months	1,458	556,673,306	93.75
360 Months	84	36,944,432	6.22
Total	1,543	$593,804,238	100.00%

Minimum Remaining Term to Stated Maturity:	235
Maximum Remaining Term to Stated Maturity:	360
Weighted Average Remaining Term to Stated Maturity:	357

Index of the Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1 YR CMT	235	$105,703,565	17.80%
1 YR Libor	724	348,769,992	58.73
6 Mo Libor	584	139,330,681	23.46
Total	1,543	$593,804,238	100.00%

Rate Adjustment Frequency of the Mortgage Loans

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
6 Months	584	$139,330,681	23.46%
12 Months	959	454,473,557	76.54
Total	1,543	$593,804,238	100.00%

Months to Next Rate Adjustment of the Mortgage Loans

Months to Next Rate Adjustment			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
25	-	27	1	$246,539	0.04%
28	-	30	7	1,932,541	0.33
31	-	33	321	136,780,449	23.03
34	-	36	15	5,095,712	0.86
46	-	48	1	647,704	0.11
49	-	51	1	322,112	0.05
52	-	54	27	11,927,468	2.01
55	-	57	827	283,131,468	47.68
58	-	60	55	21,309,180	3.59
112	-	114	8	3,739,717	0.63
115	-	117	159	68,327,805	11.51
118	-	120	121	60,343,543	10.16
Total			1,543	$593,804,238	100.00%

Weighted Average Months to Next Rate Adjustment:	64

Maximum Lifetime Mortgage Rate of the Mortgage Loans

Maximum Mortgage Rate (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.000	-	9.750	22	$12,708,176	2.14%
9.751	-	10.000	42	21,845,629	3.68
10.001	-	10.250	93	44,600,208	7.51
10.251	-	10.500	211	89,656,008	15.10
10.501	-	10.750	222	97,051,022	16.34
10.751	-	11.000	179	65,684,615	11.06
11.001	-	11.250	112	40,428,979	6.81
11.251	-	11.500	128	49,971,937	8.42
11.501	-	11.750	109	42,218,541	7.11
11.751	-	12.000	95	34,953,798	5.89
12.001	-	12.250	34	13,656,066	2.30
12.251	-	12.500	33	12,600,824	2.12
12.501	-	12.750	9	3,605,768	0.61
12.751	-	13.000	249	61,972,548	10.44
13.001	-	13.250	3	1,590,121	0.27
13.251	-	13.500	2	1,260,000	0.21
Total			1,543	$593,804,238	100.00%

Weighted Average Maximum Mortgage Rate:	11.169%

Periodic Rate Cap of the Mortgage Loans

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Uncapped	296	$71,579,424	12.05%
1.000	298	70,718,701	11.91
2.000	948	450,874,112	75.93
2.250	1	632,000	0.11
Total	1,543	$593,804,238	100.00%

Weighted Average Periodic Rate Cap:	1.865%

Initial Periodic Rate Cap of the Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Uncapped	296	$71,579,424	12.05%
2.000	279	133,473,904	22.48
3.000	25	5,843,819	0.98
5.000	942	382,259,386	64.37
6.000	1	647,704	0.11
Total	1,543	$593,804,238	100.00%

Weighted Average Initial Periodic Rate Cap:	4.212%

Gross Margin of the Mortgage Loans

Gross Margin (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.001 - 2.500	1,294	$477,167,809	80.36%
2.501 - 3.000	244	115,191,362	19.40
3.001 - 3.500	2	575,499	0.10
3.501 - 4.000	1	266,500	0.04
4.001 - 4.500	2	603,068	0.10
Total	1,543	$593,804,238	100.00%

Weighted Average Gross Margin:	2.352%

Interest Only Term of the Mortgage Loans

Interest Only Period	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	256	$100,293,331	16.89%
36 Months	239	111,163,407	18.72
60 Months	572	217,477,601	36.62
120 Months	476	164,869,900	27.77
Total	1,543	$593,804,238	100.00%

Principal Balances of the Group I Mortgage Loans at Origination

Original Principal Balance ($)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	100,000	9	$748,102	0.52%
100,001	-	200,000	57	8,246,304	5.72
200,001	-	300,000	25	6,147,191	4.27
300,001	-	350,000	11	3,542,607	2.46
350,001	-	400,000	58	22,344,678	15.51
400,001	-	450,000	50	21,313,360	14.80
450,001	-	500,000	29	13,830,377	9.60
500,001	-	550,000	25	13,143,114	9.12
550,001	-	600,000	20	11,445,559	7.95
600,001	-	650,000	30	18,999,585	13.19
650,001	-	700,000	5	3,348,600	2.32
700,001	-	800,000	10	7,488,721	5.20
800,001	-	900,000	10	8,672,091	6.02
900,001	-	1,000,000	5	4,784,950	3.32
Total			344	$144,055,240	100.00%

Minimum Original Principal Balance:	$67,500
Maximum Original Principal Balance:	$1,000,000
Average Original Principal Balance:	$419,340

Scheduled Principal Balances of the Group I Mortgage Loans as of the Cut-off Date

Scheduled Principal Balance ($)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	100,000	10	$782,752	0.54%
100,001	-	200,000	56	8,211,654	5.70
200,001	-	300,000	25	6,147,191	4.27
300,001	-	350,000	11	3,542,607	2.46
350,001	-	400,000	58	22,344,678	15.51
400,001	-	450,000	51	21,728,311	15.08
450,001	-	500,000	28	13,415,427	9.31
500,001	-	550,000	25	13,143,114	9.12
550,001	-	600,000	20	11,445,559	7.95
600,001	-	650,000	30	18,999,585	13.19
650,001	-	700,000	5	3,348,600	2.32
700,001	-	800,000	10	7,488,721	5.20
800,001	-	900,000	10	8,672,091	6.02
900,001	-	1,000,000	5	4,784,950	3.32
Total			344	$144,055,240	100.00%

Minimum Scheduled Principal Balance:	$34,650
Maximum Scheduled Principal Balance:	$1,000,000
Average Scheduled Principal Balance:	$418,765

Mortgage Rates of the Group I Mortgage Loans as of the Cut-off Date

Mortgage Interest Rates (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
4.250	-	4.499	1	$620,900	0.43%
4.500	-	4.749	4	949,921	0.66
4.750	-	4.999	12	5,352,217	3.72
5.000	-	5.249	17	7,610,098	5.28
5.250	-	5.499	55	25,836,174	17.93
5.500	-	5.749	54	22,202,344	15.41
5.750	-	5.999	86	35,062,557	24.34
6.000	-	6.249	45	18,849,293	13.08
6.250	-	6.499	32	11,860,701	8.23
6.500	-	6.749	18	6,840,327	4.75
6.750	-	6.999	12	4,623,128	3.21
7.000	-	7.249	5	2,576,380	1.79
7.500	-	7.749	2	1,260,000	0.87
7.750	-	7.999	1	411,200	0.29
Total			344	$144,055,240	100.00%

Minimum Mortgage Rate:	4.375%
Maximum Mortgage Rate:	7.750%
Weighted Average Mortgage Rate:	5.773%

Original Loan-to-Value Ratios* of the Group I Mortgage Loans

Original Loan-to-Value Ratios (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.00	-	30.00	1	$400,000	0.28%
30.01	-	40.00	2	986,825	0.69
40.01	-	50.00	3	1,471,756	1.02
50.01	-	55.00	5	2,340,508	1.62
55.01	-	60.00	3	1,125,642	0.78
60.01	-	65.00	10	5,373,328	3.73
65.01	-	70.00	24	11,033,196	7.66
70.01	-	75.00	21	10,797,754	7.50
75.01	-	80.00	254	103,228,928	71.66
80.01	-	85.00	4	1,520,800	1.06
85.01	-	90.00	10	4,027,817	2.80
90.01	-	95.00	7	1,748,685	1.21
Total			344	$144,055,240	100.00%

Weighted Average Original Loan-to-Value:	76.93%

*Original Loan to value ratios are calculated by taking the Original Principal Balance and dividing by the lesser of the original appraised value and sales price of the property.

Geographic Distribution* of the Group I Mortgage Properties

Geographic Distribution	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Alabama	4	$1,044,460	0.73%
Arizona	9	4,145,462	2.88
Arkansas	1	578,700	0.40
California	121	61,348,596	42.59
Colorado	4	2,265,400	1.57
Florida	70	20,153,372	13.99
Georgia	22	3,897,010	2.71
Hawaii	2	1,607,921	1.12
Idaho	1	440,000	0.31
Illinois	7	2,537,489	1.76
Kentucky	1	526,200	0.37
Maine	1	185,386	0.13
Maryland	14	5,388,490	3.74
Massachusetts	7	3,919,197	2.72
Michigan	7	3,230,959	2.24
Minnesota	8	2,903,809	2.02
Missouri	2	389,409	0.27
Nevada	9	4,666,280	3.24
New Jersey	6	3,808,867	2.64
New York	4	1,631,377	1.13
North Carolina	4	1,600,969	1.11
Ohio	3	1,617,778	1.12
Oregon	1	440,000	0.31
South Carolina	2	267,920	0.19
Texas	2	549,192	0.38

Vermont	1	402,500	0.28
Virginia	27	12,423,497	8.62
Washington	2	1,420,000	0.99
Wisconsin	1	125,000	0.09
Wyoming	1	540,000	0.37
Total	344	$144,055,240	100.00%

*No more than approximately 1.17% of the Mortgage Loans by Scheduled Principal Balance will be secured by properties located in any one zip code area.

Credit Scores as of the Date of Origination of the Group I Mortgage Loans

Range of Credit Scores			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
620	-	639	2	$375,849	0.26%
640	-	659	5	1,070,650	0.74
660	-	679	28	11,404,899	7.92
680	-	699	28	10,769,749	7.48
700	-	719	68	28,929,486	20.08
720	-	739	59	27,234,693	18.91
740	-	759	48	21,156,061	14.69
760	-	779	54	22,560,389	15.66
780	-	799	41	15,383,689	10.68
800	-	819	11	5,169,776	3.59
Total			344	$144,055,240	100.00%

Weighted Average Credit Score:	735

Property Types of the Group I Mortgage Properties

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2-4 Family	3	$1,837,877	1.28%
Condominium	59	17,940,214	12.45
PUD	105	47,173,255	32.75
Single Family	176	76,959,095	53.42
Townhouse	1	144,800	0.10
Total	344	$144,055,240	100.00%

Occupancy Status of the Group I Mortgage Properties

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Investor	40	$6,734,474	4.67%
Owner Occupied	270	121,693,445	84.48
Second Home	34	15,627,320	10.85
Total	344	$144,055,240	100.00%

Loan Purpose of the Group I Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Cash Out Refinance	50	$22,446,498	15.58%
Purchase	267	110,369,389	76.62
Rate/Term Refinance	27	11,239,353	7.80
Total	344	$144,055,240	100.00%

Documentation Type of the Group I Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Full/Alternative	129	$47,691,505	33.11%
Limited	1	399,920	0.28
No Documentation	3	1,031,095	0.72
No Ratio	2	445,850	0.31
Prefered	149	76,156,739	52.87
Stated Income	54	15,877,699	11.02
Stated/Stated	6	2,452,432	1.70
Total	344	$144,055,240	100.00%

Original Terms to Stated Maturity of the Group I Mortgage Loans

Original Term	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
347 Months	1	$630,367	0.44%
360 Months	343	143,424,872	99.56
Total	344	$144,055,240	100.00%

Minimum Original Term to Stated Maturity:	347
Maximum Original Term to Stated Maturity:	360
Weighted Average Original Term to Stated Maturity:	360

Remaining Terms to Stated Maturity of the Group I Mortgage Loans

Stated Remaining Term	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
300 - 359 Months	344	$144,055,240	100.00%
Total	344	$144,055,240	100.00%

Minimum Remaining Term to Stated Maturity:	342
Maximum Remaining Term to Stated Maturity:	358
Weighted Average Remaining Term to Stated Maturity:	356

Index of the Group I Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1 YR Libor	246	$123,044,834	85.42%
6 Mo Libor	98	21,010,406	14.58
Total	344	$144,055,240	100.00%

Rate Adjustment Frequency of the Group I Mortgage Loans

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
6 Months	98	$21,010,406	14.58%
12 Months	246	123,044,834	85.42
Total	344	$144,055,240	100.00%

Months to Next Rate Adjustment of the Group I Mortgage Loans

Months to Next Rate Adjustment			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
25	-	27	1	$246,539	0.17%
28	-	30	7	1,932,541	1.34
31	-	33	321	136,780,449	94.95
34	-	36	15	5,095,712	3.54
Total			344	$144,055,240	100.00%

Weighted Average Months to Next Rate Adjustment:	32

Maximum Lifetime Mortgage Rate of the Group I Mortgage Loans

Maximum Mortgage Rate (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
10.001	-	10.250	4	$1,403,878	0.97%
10.251	-	10.500	10	2,579,012	1.79
10.501	-	10.750	12	4,218,232	2.93
10.751	-	11.000	20	7,554,545	5.24
11.001	-	11.250	26	11,984,261	8.32
11.251	-	11.500	59	27,917,296	19.38
11.501	-	11.750	56	26,426,088	18.34
11.751	-	12.000	55	24,689,222	17.14

12.001	-	12.250	24	11,097,029	7.70
12.251	-	12.500	22	10,359,277	7.19
12.501	-	12.750	8	3,428,368	2.38
12.751	-	13.000	43	9,547,912	6.63
13.001	-	13.250	3	1,590,121	1.10
13.251	-	13.500	2	1,260,000	0.87
Total			344	$144,055,240	100.00%

Weighted Average Maximum Mortgage Rate:	11.775%

Periodic Rate Cap of the Group I Mortgage Loans

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Uncapped	49	$9,485,467	6.58%
1.000	59	14,873,588	10.32
2.000	236	119,696,185	83.09
Total	344	$144,055,240	100.00%

Weighted Average Periodic Rate Cap:	1.889%

Initial Periodic Rate Cap of the Group I Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Uncapped	49	$9,485,467	6.58%
2.000	269	128,314,954	89.07
3.000	25	5,843,819	4.06
5.000	1	411,000	0.29
Total	344	$144,055,240	100.00%

Weighted Average Initial Periodic Rate Cap:	2.053%

Gross Margin of the Group I Mortgage Loans

Gross Margin (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.001 - 2.500	339	$141,593,073	98.29%
2.501 - 3.000	4	2,050,967	1.42
4.001 - 4.500	1	411,200	0.29
Total	344	$144,055,240	100.00%

Weighted Average Gross Margin:	2.265%

Interest Only Term of the Group I Mortgage Loans

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	40	$18,522,572	12.86%
36 Months	239	111,163,407	77.17
60 Months	15	4,472,595	3.10
120 Months	50	9,896,667	6.87
Total	344	$144,055,240	100.00%

Principal Balances of the Group II Mortgage Loans at Origination

Original Principal Balance ($)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	100,000	35	$3,057,907	0.96%
100,001	-	200,000	240	36,112,763	11.38
200,001	-	300,000	157	38,719,143	12.20
300,001	-	350,000	47	15,188,561	4.79
350,001	-	400,000	92	34,906,731	11.00
400,001	-	450,000	84	35,752,753	11.27
450,001	-	500,000	78	37,362,503	11.77
500,001	-	550,000	50	26,038,788	8.21
550,001	-	600,000	41	23,617,011	7.44
600,001	-	650,000	40	24,624,014	7.76

650,001	-	700,000	7	4,753,285	1.50
700,001	-	800,000	19	14,235,169	4.49
800,001	-	900,000	7	6,031,549	1.90
900,001	-	1,000,000	8	7,920,025	2.50
1,000,001	-	1,100,000	1	1,100,000	0.35
1,100,001	-	1,200,000	1	1,200,000	0.38
1,300,001	-	1,400,000	1	1,391,650	0.44
1,500,001	or	greater	3	5,326,079	1.68
Total			911	$317,337,933	100.00%

Minimum Original Principal Balance:	$46,200
Maximum Original Principal Balance:	$1,856,250
Average Original Principal Balance:	$349,900

Scheduled Principal Balances of the Group II Mortgage Loans as of the Cut-off Date

Scheduled Principal Balance ($)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	100,000	36	$3,157,596	1.00%
100,001	-	200,000	241	36,328,042	11.45
200,001	-	300,000	157	38,719,143	12.20
300,001	-	350,000	48	15,741,261	4.96
350,001	-	400,000	92	34,906,731	11.00
400,001	-	450,000	83	35,416,633	11.16
450,001	-	500,000	78	37,362,503	11.77
500,001	-	550,000	50	26,257,240	8.27
550,001	-	600,000	41	23,617,011	7.44

600,001	-	650,000	38	23,874,014	7.52
650,001	-	700,000	7	4,753,285	1.50
700,001	-	800,000	19	14,235,169	4.49
800,001	-	900,000	7	6,031,549	1.90
900,001	-	1,000,000	8	7,920,025	2.50
1,000,001	-	1,100,000	1	1,100,000	0.35
1,100,001	-	1,200,000	1	1,200,000	0.38
1,300,001	-	1,400,000	1	1,391,650	0.44
1,500,001	or	greater	3	5,326,079	1.68
Total			911	$317,337,933	100.00%

Minimum Scheduled Principal Balance:	$45,993
Maximum Scheduled Principal Balance:	$1,856,250
Average Scheduled Principal Balance:	$348,340

Mortgage Rates of the Group II Mortgage Loans as of the Cut-off Date

Mortgage Interest Rates (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
3.750	-	3.999	1	$750,000	0.24%
4.500	-	4.749	8	3,753,125	1.18
4.750	-	4.999	23	13,736,063	4.33
5.000	-	5.249	58	29,732,620	9.37
5.250	-	5.499	112	49,968,471	15.75
5.500	-	5.749	165	62,962,576	19.84
5.750	-	5.999	228	75,201,955	23.70
6.000	-	6.249	121	32,695,552	10.30
6.250	-	6.499	97	23,282,637	7.34

6.500	-	6.749	49	13,588,782	4.28
6.750	-	6.999	34	8,227,644	2.59
7.000	-	7.249	12	2,830,475	0.89
7.500	-	7.749	2	416,164	0.13
7.750	-	7.999	1	191,868	0.06
Total			911	$317,337,933	100.00%

Minimum Mortgage Rate:	3.875%
Maximum Mortgage Rate:	7.875%
Weighted Average Mortgage Rate:	5.685%

Original Loan-to-Value Ratios* of the Group II Mortgage Loans

Original Loan-to-Value Ratios (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.00	-	30.00	2	$977,773	0.31%
30.01	-	40.00	5	2,014,210	0.63
40.01	-	50.00	12	5,784,135	1.82
50.01	-	55.00	14	5,536,282	1.74
55.01	-	60.00	22	7,857,974	2.48
60.01	-	65.00	25	11,739,634	3.70
65.01	-	70.00	49	20,330,303	6.41
70.01	-	75.00	50	22,181,891	6.99
75.01	-	80.00	642	216,052,570	68.08
80.01	-	85.00	5	1,974,848	0.62
85.01	-	90.00	43	12,428,265	3.92
90.01	-	95.00	36	9,403,829	2.96
95.01	-	100.00	6	1,056,218	0.33

Total	911	$317,337,933	100.00%

Weighted Average Original Loan-to-Value:	76.87%

*Original Loan to value ratios are calculated by taking the Original Principal Balance and dividing by the lesser of the original appraised value and sales price of the property.

Geographic Distribution* of the Group II Mortgage Properties

Geographic Distribution	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Alabama	8	$1,782,278	0.56%
Arizona	22	7,791,509	2.46
Arkansas	2	812,673	0.26
California	213	107,882,333	34.00
Colorado	24	5,808,500	1.83
Connecticut	3	745,577	0.23
Delaware	1	542,624	0.17
District of Columbia	1	363,180	0.11
Florida	174	47,239,819	14.89
Georgia	104	20,659,703	6.51
Hawaii	1	356,250	0.11
Idaho	1	798,074	0.25
Illinois	36	10,710,909	3.38
Indiana	6	2,123,105	0.67
Iowa	1	553,664	0.17
Kansas	2	593,051	0.19
Kentucky	2	658,333	0.21
Louisiana	1	188,404	0.06
Maine	1	201,500	0.06
Maryland	30	11,985,590	3.78
Massachusetts	32	11,347,014	3.58

Michigan	14	4,191,892	1.32
Minnesota	29	6,527,351	2.06
Mississippi	1	720,000	0.23
Missouri	14	2,527,503	0.80
Montana	1	552,000	0.17
Nevada	19	6,724,067	2.12
New Hampshire	2	664,441	0.21
New Jersey	15	5,970,835	1.88
New York	14	6,947,346	2.19
North Carolina	21	5,597,352	1.76
Ohio	8	1,542,096	0.49
Oregon	3	1,683,373	0.53
Pennsylvania	6	1,931,764	0.61
Rhode Island	2	610,244	0.19
South Carolina	4	943,534	0.30
Tennessee	7	1,732,127	0.55
Texas	8	4,198,761	1.32
Utah	14	4,038,094	1.27
Vermont	3	1,219,691	0.38
Virginia	37	16,906,084	5.33
Washington	15	7,254,357	2.29
Wisconsin	9	1,710,933	0.54
Total	911	$317,337,933	100.00%

*No more than approximately 0.82% of the Mortgage Loans by Scheduled Principal Balance will be secured by properties located in any one zip code area.

Credit Scores as of the Date of Origination of the Group II Mortgage Loans

Range of Credit Scores			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	0	4	$1,676,519	0.53%
620	-	639	9	3,021,723	0.95
640	-	659	35	10,548,227	3.32
660	-	679	95	32,488,225	10.24
680	-	699	149	46,969,109	14.80
700	-	719	124	43,976,763	13.86
720	-	739	152	56,152,551	17.69
740	-	759	130	46,538,864	14.67
760	-	779	111	40,599,159	12.79
780	-	799	78	29,319,689	9.24
800	-	819	24	6,047,102	1.91
Total			911	$317,337,933	100.00%

Weighted Average Credit Score:	726

Property Types of the Group II Mortgage Properties

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2-4 Family	22	$7,029,210	2.22%
CO-OP	1	748,273	0.24
Condominium	141	43,012,292	13.55
PUD	258	87,089,155	27.44
Single Family	487	179,058,539	56.43
Townhouse	2	400,462	0.13
Total	911	$317,337,933	100.00%

Occupancy Status of the Group II Mortgage Properties

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Investor	98	$20,894,699	6.58%
Owner Occupied	762	280,031,113	88.24
Second Home	51	16,412,121	5.17
Total	911	$317,337,933	100.00%

Loan Purpose of the Group II Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Cash Out Refinance	169	$56,503,031	17.81%
Purchase	650	226,894,682	71.50
Rate/Term Refinance	92	33,940,220	10.70
Total	911	$317,337,933	100.00%

Documentation Type of the Group II Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Full/Alternative	405	$148,748,445	46.87%
Limited	3	1,280,423	0.40
No Documentation	76	17,296,500	5.45
No Ratio	30	8,383,523	2.64
Prefered	107	55,990,463	17.64
Stated Income	271	78,086,159	24.61
Stated/Stated	19	7,552,420	2.38
Total	911	$317,337,933	100.00%

Original Terms to Stated Maturity of the Group II Mortgage Loans

Original Term	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
360 Months	911	$317,337,933	100.00%
Total	911	$317,337,933	100.00%

Minimum Original Term to Stated Maturity:	360
Maximum Original Term to Stated Maturity:	360
Weighted Average Original Term to Stated Maturity:	360

Remaining Terms to Stated Maturity of the Group II Mortgage Loans

Stated Remaining Term	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
300- 359 Months	911	$317,337,933	100.00%
Total	911	$317,337,933	100.00%

Minimum Remaining Term to Stated Maturity:	348
Maximum Remaining Term to Stated Maturity:	358
Weighted Average Remaining Term to Stated Maturity:	356

Index of the Group II Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1 YR CMT	110	$47,440,386	14.95%
1 YR Libor	381	171,493,226	54.04
6 Mo Libor	420	98,404,320	31.01
Total	911	$317,337,933	100.00%

Rate Adjustment Frequency of the Group II Mortgage Loans

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
6 Months	420	$98,404,320	31.01%
12 Months	491	218,933,612	68.99
Total	911	$317,337,933	100.00%

Months to Next Rate Adjustment of the Group II Mortgage Loans

Months to Next Rate Adjustment			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
46	-	48	1	$647,704	0.20%
49	-	51	1	322,112	0.10
52	-	54	27	11,927,468	3.76
55	-	57	827	283,131,468	89.22
58	-	60	55	21,309,180	6.71
Total			911	$317,337,933	100.00%

Weighted Average Months to Next Rate Adjustment:	56

Maximum Lifetime Mortgage Rate of the Group II Mortgage Loans

Maximum Mortgage Rate (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.000		9.750	15	$9,208,637	2.90%
9.751	-	10.000	40	21,013,096	6.62
10.001	-	10.250	80	38,400,443	12.10
10.251	-	10.500	149	60,951,435	19.21
10.501	-	10.750	140	55,653,713	17.54
10.751	-	11.000	119	37,610,498	11.85
11.001	-	11.250	68	21,110,987	6.65

11.251	-	11.500	54	14,218,913	4.48
11.501	-	11.750	49	14,548,822	4.58
11.751	-	12.000	31	7,305,936	2.30
12.001	-	12.250	8	1,126,417	0.35
12.251	-	12.500	8	1,293,605	0.41
12.501	-	12.750	1	177,400	0.06
12.751	-	13.000	149	34,718,031	10.94
Total			911	$317,337,933	100.00%

Weighted Average Maximum Mortgage Rate:	10.937%

Periodic Rate Cap of the Group II Mortgage Loans

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Uncapped	181	$42,178,003	13.29%
1.000	239	55,845,113	17.60
2.000	490	218,682,817	68.91
2.250	1	632,000	0.20
Total	911	$317,337,933	100.00%

Initial Periodic Rate Cap of the Group II Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Uncapped	181	$42,178,003	13.29%
2.000	10	5,158,950	1.63
5.000	719	269,353,275	84.88
6.000	1	647,704	0.20
Total	911	$317,337,933	100.00%

Weighted Average Initial Periodic Rate Cap:	4.946%

Gross Margin of the Group II Mortgage Loans

Gross Margin (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.001 – 2.500	794	$266,236,850	83.90%
2.501 – 3.000	113	50,067,216	15.78
3.001 – 3.500	2	575,499	0.18
3.501 – 4.000	1	266,500	0.08
4.001 – 4.500	1	191,868	0.06
Total	911	$317,337,933	100.00%

Weighted Average Gross Margin:	2.334%

Interest Only Term of the Group II Mortgage Loans

Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	147	$50,366,197	15.87%
60 Months	557	213,005,006	67.12
120 Months	207	53,966,729	17.01
Total	911	$317,337,933	100.00%

Principal Balances of the Group III Mortgage Loans at Origination

Original Principal Balance ($)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	100,000	9	$722,777	0.55%
100,001	-	200,000	36	5,445,939	4.11
200,001	-	300,000	35	8,914,915	6.73
300,001	-	350,000	13	4,167,433	3.15
350,001	-	400,000	27	9,945,794	7.51
400,001	-	450,000	24	10,222,801	7.72
450,001	-	500,000	54	25,683,418	19.40
500,001	-	550,000	32	16,818,990	12.70
550,001	-	600,000	6	3,458,593	2.61
600,001	-	650,000	11	6,952,547	5.25
650,001	-	700,000	7	4,681,351	3.54

700,001	-	800,000	7	5,178,287	3.91
800,001	-	900,000	7	5,925,264	4.47
900,001	-	1,000,000	15	14,541,338	10.98
1,400,001	-	1,500,000	3	4,491,619	3.39
1,500,001	or	greater	2	5,260,000	3.97
Total			288	$132,411,066	100.00%

Minimum Original Principal Balance:	$45,519
Maximum Original Principal Balance:	$3,310,000
Average Original Principal Balance:	$461,396

Scheduled Principal Balances of the Group III Mortgage Loans as of the Cut-off Date

Scheduled Principal Balance ($)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	100,000	9	$722,777	0.55%
100,001	-	200,000	36	5,445,939	4.11
200,001	-	300,000	36	9,127,716	6.89
300,001	-	350,000	13	4,167,433	3.15
350,001	-	400,000	27	10,129,472	7.65
400,001	-	450,000	23	9,826,322	7.42
450,001	-	500,000	54	25,683,418	19.40
500,001	-	550,000	32	16,818,990	12.70
550,001	-	600,000	7	4,058,593	3.07
600,001	-	650,000	11	6,952,547	5.25
650,001	-	700,000	7	4,681,351	3.54
700,001	-	800,000	6	4,578,287	3.46

800,001	-	900,000	7	5,925,264	4.47
900,001	-	1,000,000	15	14,541,338	10.98
1,400,001	-	1,500,000	3	4,491,619	3.39
1,500,001	or	greater	2	5,260,000	3.97
Total			288	$132,411,066	100.00%

Minimum Scheduled Principal Balance:	$45,519
Maximum Scheduled Principal Balance:	$3,310,000
Average Scheduled Principal Balance:	$459,761

Mortgage Rates of the Group III Mortgage Loans as of the Cut-off Date

Mortgage Interest Rates (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
4.250	-	4.499	1	$471,038	0.36%
4.500	-	4.749	4	1,070,774	0.81
4.750	-	4.999	2	1,957,726	1.48
5.000	-	5.249	5	2,593,901	1.96
5.250	-	5.499	35	18,153,934	13.71
5.500	-	5.749	80	38,053,490	28.74
5.750	-	5.999	85	40,153,239	30.32
6.000	-	6.249	32	12,865,373	9.72
6.250	-	6.499	20	7,464,534	5.64
6.500	-	6.749	12	5,012,241	3.79
6.750	-	6.999	8	2,523,852	1.91
7.000	-	7.249	1	650,000	0.49
7.250	-	7.499	2	1,058,620	0.80
7.500	-	7.749	1	382,341	0.29

Total	288	$132,411,066	100.00%

Minimum Mortgage Rate:	4.250%
Maximum Mortgage Rate:	7.500%
Weighted Average Mortgage Rate:	5.759%

Original Loan-to-Value Ratios* of the Group III Mortgage Loans

Original Loan-to-Value Ratios (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.00	-	30.00	3	$719,452	0.54%
30.01	-	40.00	3	2,009,257	1.52
40.01	-	50.00	14	6,367,988	4.81
50.01	-	55.00	6	1,733,465	1.31
55.01	-	60.00	8	6,687,304	5.05
60.01	-	65.00	17	11,617,290	8.77
65.01	-	70.00	37	17,617,176	13.30
70.01	-	75.00	28	13,037,351	9.85
75.01	-	80.00	163	70,002,363	52.87
80.01	-	85.00	1	216,000	0.16
85.01	-	90.00	5	1,627,309	1.23
90.01	-	95.00	3	776,111	0.59
Total			288	$132,411,066	100.00%

Weighted Average Original Loan-to-Value:	72.16%

*Original Loan to value ratios are calculated by taking the Original Principal Balance and dividing by the lesser of the original appraised value and sales price of the property.

Geographic Distribution* of the Group III Mortgage Properties

Geographic Distribution	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Arizona	3	$1,712,133	1.29%
California	78	44,812,698	33.84
Colorado	3	1,842,743	1.39
Connecticut	2	935,700	0.71
District of Columbia	1	560,000	0.42
Florida	37	13,650,283	10.31
Georgia	45	13,192,896	9.96
Hawaii	1	591,500	0.45
Illinois	6	2,216,287	1.67
Maine	1	392,200	0.30
Maryland	16	6,600,987	4.99
Massachusetts	7	3,572,760	2.70
Michigan	2	867,450	0.66
Minnesota	8	3,281,701	2.48
Missouri	1	401,589	0.30
Nebraska	1	279,263	0.21
Nevada	4	1,831,473	1.38
New Hampshire	2	774,741	0.59
New Jersey	4	2,904,412	2.19
New York	11	6,821,998	5.15
North Carolina	9	3,466,469	2.62
Ohio	12	4,327,316	3.27
Oregon	1	419,572	0.32
Pennsylvania	3	878,673	0.66
South Carolina	2	4,310,000	3.26

Texas	2	754,609	0.57
Utah	1	162,649	0.12
Virginia	14	5,819,445	4.39
Washington	10	4,359,787	3.29
Wisconsin	1	669,731	0.51
Total	288	$132,411,066	100.00%

*No more than approximately 2.50% of the Mortgage Loans by Scheduled Principal Balance will be secured by properties located in any one zip code area.

Credit Scores as of the Date of Origination of the Group III Mortgage Loans

Range of Credit Scores			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
575	-	599	1	$376,000	0.28%
620	-	639	3	2,635,787	1.99
640	-	659	5	2,319,828	1.75
660	-	679	20	7,217,429	5.45
680	-	699	26	10,836,651	8.18
700	-	719	40	20,003,469	15.11
720	-	739	44	22,874,437	17.28
740	-	759	39	18,305,575	13.82
760	-	779	40	18,727,320	14.14
780	-	799	48	19,727,987	14.90
800	-	819	22	9,386,583	7.09
Total			288	$132,411,066	100.00%

Weighted Average Credit Score:	739

Property Types of the Group III Mortgage Properties

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2-4 Family	2	$1,133,319	0.86%
Condominium	34	13,970,913	10.55
PUD	61	25,896,317	19.56
Single Family	191	91,410,517	69.04
Total	288	$132,411,066	100.00%

Occupancy Status of the Group III Mortgage Properties

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Investor	8	$832,985	0.63%
Owner Occupied	259	119,200,905	90.02
Second Home	21	12,377,176	9.35
Total	288	$132,411,066	100.00%

Loan Purpose of the Group III Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Cash Out Refinance	54	$24,404,228	18.43%
Purchase	195	84,038,393	63.47
Rate/Term Refinance	39	23,968,445	18.10
Total	288	$132,411,066	100.00%

Documentation Type of the Group III Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Full/Alternative	142	$69,746,831	52.67%
Stated Income	143	61,353,196	46.34
Stated/Stated	3	1,311,038	0.99
Total	288	$132,411,066	100.00%

Original Terms to Stated Maturity of the Group III Mortgage Loans

Original Term	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
240 Months	1	$186,500	0.14%
360 Months	287	132,224,566	99.86
Total	288	$132,411,066	100.00%

Minimum Original Term to Stated Maturity:	240
Maximum Original Term to Stated Maturity:	360
Weighted Average Original Term to Stated Maturity:	360

Remaining Terms to Stated Maturity of the Group III Mortgage Loans

Stated Remaining Term	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
180- 239 Months	1	$186,500	0.14%
300- 359 Months	203	95,280,134	71.96
360 Months	84	36,944,432	27.90
Total	288	$132,411,066	100.00%

Minimum Remaining Term to Stated Maturity:	235
Maximum Remaining Term to Stated Maturity:	360
Weighted Average Remaining Term to Stated Maturity:	357

Index of the Group III Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1 YR CMT	125	$58,263,179	44.00%
1 YR Libor	97	54,231,932	40.96
6 Mo Libor	66	19,915,955	15.04
Total	288	$132,411,066	100.00%

Rate Adjustment Frequency of the Group III Mortgage Loans

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
6 Months	66	$19,915,955	15.04%
12 Months	222	112,495,111	84.96
Total	288	$132,411,066	100.00%

Months to Next Rate Adjustment of the Group III Mortgage Loans

Months to Next Rate Adjustment			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
112	-	114	8	$3,739,717	2.82%
115	-	117	159	68,327,805	51.60
118	-	120	121	60,343,543	45.57
Total			288	$132,411,066	100.00%

Weighted Average Months to Next Rate Adjustment:	117

Maximum Lifetime Mortgage Rate of the Group III Mortgage Loans

Maximum Mortgage Rate (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.000	-	9.750	7	$3,499,538	2.64%
9.751	-	10.000	2	832,533	0.63
10.001	-	10.250	9	4,795,888	3.62
10.251	-	10.500	52	26,125,561	19.73
10.501	-	10.750	70	37,179,077	28.08
10.751	-	11.000	40	20,519,571	15.50
11.001	-	11.250	18	7,333,730	5.54
11.251	-	11.500	15	7,835,728	5.92
11.501	-	11.750	4	1,243,632	0.94

11.751	-	12.000	9	2,958,640	2.23
12.001	-	12.250	2	1,432,620	1.08
12.251	-	12.500	3	947,941	0.72
12.751	-	13.000	57	17,706,606	13.37
Total			288	$132,411,066	100.00%

Weighted Average Maximum Mortgage Rate:	11.063%

Periodic Rate Cap of the Group III Mortgage Loans

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Uncapped	66	$19,915,955	15.04%
2.000	222	112,495,111	84.96
Total	288	$132,411,066	100.00%

Weighted Average Periodic Rate Cap:	2.000%

Initial Periodic Rate Cap of the Group III Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Uncapped	66	$19,915,955	15.04%
5.000	222	112,495,111	84.96
Total	288	$132,411,066	100.00%

Weighted Average Initial Periodic Rate Cap:	5.000%

Gross Margin of the Group III Mortgage Loans

Gross Margin (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.001 - 2.500	161	$69,337,887	52.37%
2.501 - 3.000	127	63,073,179	47.63
Total	288	$132,411,066	100.00%

Weighted Average Gross Margin:	2.448%

Interest Only Term of the Group III Mortgage Loans

Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	69	$31,404,562	23.72%
120 Months	219	101,006,504	76.28
Total	288	$132,411,066	100.00%